UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2005

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard Newtown Square, Pennsylvania 19073
(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On March 10, 2005, GMH Communities Trust (the “Trust”), through its operating partnership, GMH Communities, LP, completed a draw of funds under its existing unsecured revolving credit facility in the amount of $105.0 million.  This represents the Trust’s first draw from its credit facility since obtaining a $150.0 million, 3-year credit line on November 8, 2004 from a syndicate of lenders, including Bank of America, N.A. as Administrative Agent.  The funds are intended to be used as interim financing for acquisitions, as well as for working capital and other general corporate purposes.

The Trust previously disclosed the material terms of its credit facility on Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 12, 2004 and November 29, 2004, each of which is incorporated by reference herein with respect to the disclosure provided under Item 2.03. As previously indicated, the Trust may elect that loans under the credit facility bear interest at a Eurodollar rate based on LIBOR or at a base rate based on the prime rate announced by the Administrative Agent, plus an applicable rate with varying ranges for both Eurodollar and base rate loans.  With respect to this initial draw of $105.0 million under the credit facility, the Trust has elected a Eurodollar rate based on a 30-day LIBOR at 2.77% and an applicable rate of 1.625%, for a total interest rate of 4.395%. This rate will expire on April 11, 2005, at which point the Trust may repay the loan or reset the interest rate under a new 30, 60 or 90-day Eurodollar rate or elect a base rate option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Senior Vice President, General Counsel, and Secretary